SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 19, 2004

                                QUIET TIGER, INC.
              ---------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Nevada                        000-31079               77-0140428
--------------------------------------------------------------------------------
   (State or other               (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                               Identification No.)


                          668 N. 44th Street, Suite 233
                             Phoenix, Arizona 85008
                          ----------------------------
                    (Address of principal executive offices)

                                 (602) 267-3800
                          -----------------------------
              (Registrant's telephone number, including area code)



ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 16, 2004, the Board of Directors approved the issuance of 13,915,859 common shares to directors, officers and a consultant for services rendered during 2003 at a deemed value of $196,500. The fair value of the shares for services was determined at the average closing trading price of the Company's stock at the end of each month or period in which the shares were earned during 2003.

The directors also approved the issuance of 6,467,065 common shares at $.01 per share in payment of $64,671 of accrued interest expense and cash advances made to the Company.

On January 16, 2004, William H. Whitmore was appointed to the Board of Directors and named President and Chief Executive Officer of Quiet Tiger, Inc., replacing Pat Carrigan, who will remain on the Board of Directors. Mr. Whitmore had resigned from SunnComm Technologies, Inc. prior to accepting his new position with Quiet Tiger.

See Exhibit 1: News Release dated January 22, 2004



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ITEM 6: RESIGNATIONS OF REGISTRANT'S DIRECTORS

On  January  16,  2004,   William  Grafham   resigned  as  a  director  with  no
disagreements.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIET TIGER, INC.

Date     January 22, 2004

By: /s/ William H. Whitmore, Jr.
---------------------------------
        William H. Whitmore, Jr.

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